Exhibit 99.1

Media Inquiries: William J. Rudolph Jr. +1 610-208-3892 wrudolph@cartech.com		Investor Inquiries: Michael A. Hajost +1 610-208-3476 mhajost@cartech.com

CARPENTER TECHNOLOGY REPORTS FIRST QUARTER RESULTS

Net income of $13.5 million or $0.25 per share Net sales of $549.8 million Adjusted EBITDA of $63.9 million Board authorized share repurchase program of up to $500 million

WYOMISSING, Pa. – October 23, 2014 – Carpenter Technology Corporation (NYSE: CRS) today announced financial results for the quarter ended September 30, 2014. Carpenter reported net income of $13.5 million or $0.25 per diluted share, compared to $34.6 million or $0.65 per diluted share in the same quarter last year.

Financial Highlights

($ in millions)	Q1	Q1	Q4
	FY2015	FY2014	FY2014
Net Sales	$549.8	$498.6	$604.6
Net Sales Excluding Surcharge (a)	$440.1	$412.1	$488.9
Operating Income	$22.1	$55.8	$59.2
Net Income	$13.5	$34.6	$38.1
Free Cash Flow (a)	$(53.5)	$(60.5)	$34.9
Adjusted EBITDA (a)	$63.9	$97.5	$105.2

(a) non-GAAP financial measure explained in the attached tables

William A. Wulfsohn, Carpenter’s President and Chief Executive officer, stated: “After a difficult start to the quarter, performance in September improved. The Latrobe press is now back on line and we saw our Specialty Alloys Operations (SAO) segment mix improve in September. That said, we need to drive further improvements and successfully work through recent challenges at our Reading mill.

“Looking forward, we expect SAO to continue year-over-year volume growth as we expand the number of customer approvals for Athens production. We also anticipate that SAO’s sales mix will improve based on recent trends in our backlog. In addition, the Performance Engineered Products (PEP) segment is expected to improve year-over-year. Finally, we remain focused on keeping our selling, general and administrative expenses flat. These are the crucial building blocks in terms of driving profitable growth as we progress through our fiscal year.

“We have now completed the majority of our spending related to capacity expansion, and we are committed to driving returns on these investments. We have a strong focus on cash generation, and we are also committed to reduce inventory from current levels by the end of the fiscal year. While we have multiple strategic options to deploy this cash, as well as a strong balance sheet, our recently authorized share repurchase program gives us an important option to return future cash flow to our shareholders.”

Net Sales, Operating Income, and Net Income

Net sales for the first quarter of fiscal year 2015 were $549.8 million, and net sales excluding surcharge were $440.1 million, an increase of $28.0 million (or 7 percent) from the same quarter last year, on 11 percent higher shipments.

Operating income was $22.1 million, a decrease of $33.7 million from the first quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID)—

was $24.5 million, a decrease of $37.3 million (or 60 percent) from the first quarter of the prior year. The reduction in operating income versus the prior year is primarily due to the operational issues experienced in the first two months of the current quarter, weaker mix and additional Athens depreciation expense.

Net income was $13.5 million or $0.25 per diluted share, as compared to $34.6 million or $0.65 per diluted share in the same quarter last year. The results for the first quarter of fiscal year 2015 include a favorable legal settlement of $4.4 million or $0.05 per share, reported in other income, net.

Cash Flow

Cash flow from operations was $15.0 million, which included a $42.6 million increase in working capital and $2.8 million of pension contributions. This compares to a cash flow from operations of $39.5 million in the prior year’s first quarter, which included a $37.7 million increase in working capital and $1.5 million of pension contributions. Free cash flow in the first quarter was negative $53.5 million, compared to negative $60.5 million in the same quarter last year. Capital spending in the first quarter, which included $32.3 million related to the construction of the Athens facility, was $59.0 million, compared to $90.4 million in the prior year’s first quarter, which included $67.4 million related to Athens.

Total liquidity, including cash and available revolver balance, was $558 million at the end of the first quarter. This consisted of $66 million of cash, and $492 million of available revolver.

End Markets

	Q1 FY15 Sales* Ex. Surcharge (in Millions)	Q1 FY15 vs. Q1 FY14	Q1 FY15 vs. Q4 FY14
Aerospace and Defense	$180.7	-1%	-15%
Energy	$67.8	+15%	-8%
Medical	$26.7	+7%	-5%
Transportation	$30.7	+20%	-8%
Industrial and Consumer	$98.6	+15%	-8%

* Excludes sales through Carpenter’s distribution businesses

Aerospace and Defense

•             Lower demand for certain high-value engine and defense related materials led to lower sales and a weaker overall mix year-over-year.

•             Demand is seen returning in the aerospace distribution market but at lower average selling prices versus the prior year.

•             Revenue for aerospace engine materials was up 5 percent, and revenue for fastener materials (titanium and nickel) was up 9 percent, year-over-year.

Energy

•             The directional rig count grew 13 percent versus the same quarter last year.

•             Amega West posted solid revenue growth in both manufacturing and rental compared to the prior year.

•             The power generation market segment showed strong growth in the quarter versus the prior year and sequentially.

Medical

•             Revenue improved year-over-year but had a weaker mix, while titanium revenue was down and stainless instrument revenue was up.

•             Original equipment manufacturers (OEMs) have resumed more normalized buying patterns as inventories have stabilized.

•             The medical market environment remains extremely competitive with significant pricing pressure.

Transportation

•             North American vehicle production is up year-over-year and remains at high levels.

•             Sales mix has improved versus the prior year, with the shift to higher value components for more demanding applications going into high-pressure/high-temperature engine systems.

Industrial and Consumer

•             Demand growth in the consumer market segment is being driven by high-value consumer electronics and sporting goods applications.

•             Strong year-over-year revenue growth in the semiconductor market segment.

•             Steady demand growth for premium tool steels.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, October 23, at 9 a.m. ET, to discuss the financial results and operations for the fiscal first quarter of 2015. Please call 610-208-2097 for details. Access to both the call and webcast presentation will also be available at Carpenter’s website (http://www.cartech.com) and through CCBN (http://www.ccbn.com), and a replay of the call will soon be made available at http://www.cartech.com or at http://www.ccbn.com. Presentation materials used during this conference call will be available for viewing and download at 7:00 a.m. ET today, at http://www.cartech.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter produces and distributes premium alloys, including special alloys, titanium alloys and powder metals, as well as stainless steels, alloy steels and tool steels. Information about Carpenter can be found at http://www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2014 and the exhibits attached to that filing. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical, and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, profitability, cost savings, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading, Latrobe and Athens for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; and (15) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws, and general market conditions.  Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended
	September 30,

	2014	2013

NET SALES	$549.8	$498.6
Cost of sales	480.7	395.3
Gross profit	69.1	103.3

Selling, general and administrative expenses	47.0	47.5
Operating income	22.1	55.8

Interest expense	(7.0)	(4.4)
Other income, net	4.9	0.1

Income before income taxes	20.0	51.5
Income tax expense	6.5	16.9

NET INCOME	$13.5	$34.6

EARNINGS PER SHARE:
Basic	$0.25	$0.65
Diluted	$0.25	$0.65

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	53.5	53.1
Diluted	53.7	53.4

Cash dividends per common share	$0.18	$0.18

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Three Months Ended
	September 30,

	2014	2013

OPERATING ACTIVITIES:
Net income	$13.5	$34.6
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	30.3	26.7
Deferred income taxes	2.6	(0.7)
Net pension expense	11.5	15.0
Stock-based compensation expense	2.5	3.1
Changes in working capital and other:
Accounts receivable	16.2	57.7
Inventories	(30.8)	(47.4)
Other current assets	(6.3)	(9.0)
Accounts payable	1.3	(14.9)
Accrued liabilities	(17.2)	(18.5)
Pension plan contributions	(2.8)	(1.5)
Other postretirement plan contributions	(3.6)	(3.2)
Other, net	(2.2)	(2.4)
Net cash provided from operating activities	15.0	39.5

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(59.0)	(90.4)
Proceeds from disposals of property and equipment	0.1	-
Net cash used for investing activities	(58.9)	(90.4)

FINANCING ACTIVITIES:
Dividends paid	(9.6)	(9.6)
Tax benefits on share-based compensation	0.1	1.0
Proceeds from stock options exercised	0.7	2.5
Net cash used for financing activities	(8.8)	(6.1)
Effect of exchange rate changes on cash and cash equivalents	(1.3)	0.5

DECREASE IN CASH AND CASH EQUIVALENTS	(54.0)	(56.5)
Cash and cash equivalents at beginning of period	120.0	257.5

Cash and cash equivalents at end of period	$66.0	$201.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	September 30,	June 30,
	2014	2014

ASSETS
Current assets:
Cash and cash equivalents	$66.0	$120.0
Accounts receivable, net	319.1	339.6
Inventories	728.1	699.2
Deferred income taxes	5.2	-
Other current assets	34.1	35.7
Total current assets	1,152.5	1,194.5

Property, plant and equipment, net	1,408.1	1,407.0
Goodwill	257.6	257.7
Other intangibles, net	77.8	80.6
Other assets	116.2	117.7
Total assets	$3,012.2	$3,057.5

LIABILITIES
Current liabilities:
Accounts payable	$251.5	$278.1
Accrued liabilities	138.1	148.0
Deferred income taxes	-	4.5
Total current liabilities	389.6	430.6

Long-term debt, net of current portion	604.2	604.3
Accrued pension liabilities	205.9	203.4
Accrued postretirement benefits	162.0	163.2
Deferred income taxes	113.9	110.7
Other liabilities	51.1	41.0
Total liabilities	1,526.7	1,553.2

STOCKHOLDERS’ EQUITY
Common stock	275.9	275.8
Capital in excess of par value	260.6	263.5
Reinvested earnings	1,315.4	1,311.6
Common stock in treasury, at cost	(98.1)	(101.4)
Accumulated other comprehensive loss	(268.3)	(245.2)
Total stockholders’ equity	1,485.5	1,504.3
Total liabilities and stockholders’ equity	$3,012.2	$3,057.5

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended
	September 30,
	2014	2013
Pounds sold* (000):
Specialty Alloys Operations	70,120	63,414
Performance Engineered Products	3,034	2,666
Intersegment	(1,408)	(1,188)

Consolidated pounds sold	71,746	64,892

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$324.1	$307.6
Surcharge	111.9	87.3

Specialty Alloys Operations net sales	436.0	394.9

Performance Engineered Products
Net sales excluding surcharge	129.6	117.5
Surcharge	0.3	1.0

Performance Engineered Products net sales	129.9	118.5

Intersegment
Net sales excluding surcharge	(13.6)	(13.0)
Surcharge	(2.5)	(1.8)
Intersegment net sales	(16.1)	(14.8)

Consolidated net sales	$549.8	$498.6

Operating income:
Specialty Alloys Operations	$24.6	$63.7
Performance Engineered Products	9.7	11.6
Corporate costs	(10.3)	(12.9)
Pension earnings, interest and deferrals	(2.4)	(6.0)
Intersegment	0.5	(0.6)

Consolidated operating income	$22.1	$55.8

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina, and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (“CPP”) business, the Amega West business, the Specialty Steel Supply business and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote speed and flexibility, and drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs, is included under the heading “Pension earnings, interest and deferrals.”

* Pounds sold excludes sales associated with the distribution businesses.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions)

(Unaudited)

OPERATING MARGIN EXCLUDING SURCHARGE AND	Three Months Ended
PENSION EARNINGS, INTEREST AND DEFERRALS	September 30,
	2014	2013

Net sales	$549.8	$498.6
Less: surcharge revenue	109.7	86.5
Consolidated net sales excluding surcharge	$440.1	$412.1

Operating income	$22.1	$55.8
Pension earnings, interest and deferrals	2.4	6.0
Operating income excluding pension earnings, interest
and deferrals	$24.5	$61.8

Operating margin excluding surcharge and pension earnings, interest
and deferrals	5.6%	15.0%

Management believes that removing the impacts of raw material surcharges from operating margin provides a more consistent basis for comparing results of operations from period to period. Management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company.

	Three Months Ended
	September 30,
ADJUSTED EARNINGS BEFORE INTEREST, TAXES,	2014	2013
DEPRECIATION AND AMORTIZATION (EBITDA)

Net income	$13.5	$34.6

Interest expense	7.0	4.4
Income tax expense	6.5	16.9
Depreciation and amortization	30.3	26.7
Other income, net	(4.9)	(0.1)
EBITDA	$52.4	$82.5
Net pension expense	11.5	15.0

Adjusted EBITDA	$63.9	$97.5

Management believes that earnings before interest, taxes, depreciation and amortization adjusted to exclude net pension expense is helpful in analyzing the operating performance of the Company.

	Three Months Ended
	September 30,
FREE CASH FLOW	2014	2013
Net cash provided from operating activities	$15.0	$39.5
Purchases of property, equipment and software	(59.0)	(90.4)
Proceeds from disposals of property and equipment	0.1	-
Dividends paid	(9.6)	(9.6)

Free cash flow	$(53.5)	$(60.5)

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended
	September 30,
NET SALES BY END USE MARKET	2014	2013

End Use Market Excluding Surcharge:
Aerospace and defense	$180.7	$182.9
Industrial and consumer	98.6	85.8
Energy	67.8	59.1
Transportation	30.7	25.5
Medical	26.7	25.0
Distribution	35.6	33.8

Consolidated net sales excluding surcharge	440.1	412.1

Surcharge revenue	109.7	86.5

Consolidated net sales	$549.8	$498.6

	Three Months Ended
	September 30,
NET SALES BY MAJOR PRODUCT CLASS	2014	2013

Net Sales by Product Class Excluding Surcharge:
Special alloys	$163.2	$149.8
Stainless steel	135.6	125.2
Alloy and tool steel	45.2	49.1
Titanium products	38.6	36.9
Powder metals	14.2	10.4
Distribution and other	43.3	40.7

Consolidated net sales excluding surcharge	440.1	412.1

Surcharge revenue	109.7	86.5

Consolidated net sales	$549.8	$498.6